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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-115440) of our report dated May 11, 2004, except for the fourth paragraph of Note 1, as to which the date is July 15, 2004, relating to the financial statements and financial statement schedule of NeuroMetrix, Inc. which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM